UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2012

American Rare Earths and Materials, Corp.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-15260	98-0669413
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

200 Queens Quay East, Unit #1, Toronto, Ontario,
Canada	N/A
M5A 4K9
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (416) 362-2121

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2012, American Rare Earths and Materials, Corp. (the “Company”) received notice of the resignation of Werner Zapfe as a director of the Company. Mr. Zapfe’s resignation did not indicate that it was the result of any disagreement with the Company or other members of its Board of Directors. A copy of this current report was furnished to Mr. Zapfe prior to its filing.

Effective as of July 31, 2012, Philip Clark resigned as Chief Financial Officer and terminated his employment the Company to pursue other career opportunities. Mr. Clark’s resignation was not due to any disagreement with the Company or its auditors. A copy of this current report was furnished to Mr. Clark prior to its filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RARE EARTHS AND MATERIALS, CORP.

Date: August 3, 2012	By:	/s/ Nataliya Hearn
Nataliya Hearn, Ph.D.
President